FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 8, 2005
DIAMONDHEAD CASINO CORPORATION
DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476
150-153RD Avenue Suite 201
Madeira Beach, Florida 33708
(727) 393-2885
ITEM 8.01. OTHER EVENTS
On September 8, 2005, the registrant issued the following public press release:
Madeira Beach, Florida (September 8, 2005) — Diamondhead Casino Corporation (OTCBB: “DHCC”), which owns approximately 404 acres of land on the Bay of St. Louis in Diamondhead, Mississippi, reported today that, based on preliminary reports received, Hurricane Katrina downed numerous trees on its property and that various debris, several boats, and a quonset hut from the neighboring community landed on the property and will have to be removed at some point. However, any problems appear to be minor.
The Company leases an office in Diamondhead, Mississippi. Based on preliminary reports received, the Company understands that the office suffered some water damage. All important documents had been removed from the Diamondhead office prior to Hurricane Katrina and the business of the Company will not be affected by this water damage. The Company is in possession of all property surveys, mean high tide studies, site plans, wetland delineation studies, environmental assessments and engineering plans recently completed in connection with its revised development plans.
Possible Changes in Mississippi Law
There have been various reports in the Mississippi news media suggesting that because of the damage caused by Hurricane Katrina to the state’s water-based casinos, that legislation may be introduced in Mississippi to permit casinos to be placed on land. Any change in Mississippi law relating to the placement of casinos on land would have a significant impact on the casino industry on the Mississippi Gulf Coast and on the Company’s Diamondhead, Mississippi proposed development.

SIGNATURE

Engineering Update
In April of 2005, Mississippi amended its law to provide that, effective July 1, 2005, casinos could be constructed on permanent structures in, on, or above certain waters and would not be required to dredge to maintain a six foot draft. The Company revised all of its engineering plans and relocated its casino site on the property to take full advantage of this change in the law. Ironically, on August 25, 2005, just days prior to Hurricane Katrina, the Company met with its engineers in Bay St. Louis, Mississippi to finalize its Joint Application and Notification to the U.S. Department of Army, Corps of Engineers, Mississippi Department of Marine Resources and Mississippi Department of Environmental Quality. The Company believes that Mississippi may now consider further amending its laws to permit casinos to be land-based in those areas in which they could have previously been constructed. The Company believes it would be in the best interest of its shareholders to see what, if anything, the Mississippi legislature may do. In the event that the Mississippi legislature allows casinos to be land-based, the Company intends to again revise its engineering and site plans to take advantage, to the extent it may be able to do so, of any such change in legislation. There can be no assurance any change in the law would be favorable to the Company.
Annual Meeting
The Company’s Board of Directors had proposed holding an annual meeting prior to year’s end. However, given the results of Hurricane Katrina and the impact this Hurricane may have on Mississippi laws relating to the construction and placement of casinos, as well as the expense involved in holding an annual meeting, the Company believes it should postpone the annual meeting until it makes sense to hold one. The Company is simply not in a position to hold any meaningful annual meeting until the effects of Hurricane Katrina on the construction and placement of casinos in Mississippi are known.
The Company, through its wholly-owned subsidiary, Casino World, Inc., intends to develop a themed, destination casino resort and hotel at its 404 acre site on the Bay of St. Louis in Diamondhead, Mississippi. The development of the Diamondhead, Mississippi project is subject to risks and uncertainties which include, but are not limited to, those relating to permitting, financing, the activities of environmental groups, the outcome of litigation and the actions of federal, state, or local governments and agencies. The Company may be affected by some or all of these factors and other risks and uncertainties, many of which are beyond the Company’s control. Except for historical statements contained herein, the statements made in this release constitute forward-looking statements that involve risks and uncertainties.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION
By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President and Chairman of the Board

Dated: September 9, 2005